Exhibit 99.1

NEWS RELEASE

Halcón Announces Court Confirmation of Prepackaged Plan of Reorganization

HOUSTON — September 25, 2019 — Halcón Resources Corporation (OTC PINK: HKRS) (“Halcón” or the “Company”) announced that the United States Bankruptcy Court for the Southern District of Texas confirmed the Company’s prepackaged plan of reorganization (the “Plan”) under chapter 11 of the Bankruptcy Code and expects to emerge from bankruptcy within the next few weeks, subject to the satisfaction of all requisite closing conditions.

The Plan eliminates more than $750 million in debt and more than $40 million of annual interest expense and provides for a new $750 million senior secured revolving credit facility. Effective upon emergence, the initial borrowing base of the new facility will be $275 million, providing the Company with approximately $150 million of liquidity and leverage below 1.5x (net debt/LTM EBITDA).

As previously disclosed, the Plan enabled the Company to financially restructure its balance sheet without operational impact or interruption and continue to pay all employees and vendors and operate in the normal course of business.

Richard Little, Halcón’s Chief Executive Officer commented, “I want to thank our legal and financial advisors and the entire Halcón team for their dedication to making this process run expeditiously, while maintaining a focus on integrity and safety in operations above all else. I also want to thank our vendors for their commitment to and firm support of our operations over the course of the bankruptcy proceedings. We appreciate the support of our creditors and look forward to emerging from chapter 11 well capitalized and in a strong financial position. I’m excited for the future as we continue our focus on optimizing the development and value of our assets.”

Information about the chapter 11 cases can be found on http://www.kccllc.net/halcon.  The Company has also posted FAQs and other restructuring information on its website at http://www.halconresources.com.

Perella Weinberg Partners and Tudor Pickering Holt & Co. are acting as financial advisors, Weil, Gotshal & Manges LLP is acting as legal counsel, and FTI Consulting, Inc. is acting as restructuring advisor to the Company in connection with the chapter 11 cases.  Ducera Partners LLC is acting as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison is acting as legal advisor to an ad hoc group of holders of the Company’s prepetition Senior Notes.

More detailed information of the Plan is available in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 5, 2019.

Forward Looking Statements

This release may contain certain statements and information constituting forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or  results  “may”,  “will”,  “should”,  or “could” be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, the ability to confirm and consummate a plan of reorganization (“Plan”) in accordance with the terms of the restructuring support agreement (“RSA”); risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization, potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization contemplated by the RSA and the Plan, effects on market price of the Company’s common stock and on the Company’s ability to access the capital markets, and the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings submitted by the Company to the SEC, copies of which may be obtained from the  SEC’s  website  at  www.sec.gov or through  the  Company’s  website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

John-Davis Rutkauskas

Director, Finance & Investor Relations

(832) 538-0551